BYLAWS

OF

WESTERN ASSET DIVERSIFIED INCOME FUND

A Maryland Statutory Trust

ARTICLE I

OFFICES

SECTION 1. Principal Office in Maryland. Western Asset Diversified Income Fund (the “Trust”) shall have a principal office at such place as the Board of Trustees may designate.

SECTION 2. Other Offices. The Trust may have offices also at such other places within and without the State of Maryland as the Board of Trustees may from time to time determine or as the business of the Trust may require.

ARTICLE II

SHAREHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the shareholders of the Trust shall be held on a date following the end of the Trust’s fiscal year as fixed from time to time by the Board of Trustees. An annual meeting may be held at any place in or out of the State of Maryland and at any time, each as may be determined by the Board of Trustees and designated in the notice of the meeting. Any business of the Trust may be transacted at an annual meeting without the purposes having been specified in the notice unless otherwise provided by statute, the Declaration of Trust (the “Declaration”), or these Bylaws.

SECTION 2. Special Meetings.

(a) General. Each of the Board of Trustees, Chairman of the Board or President may call a special meeting of shareholders. Except as provided in subsection (b)(4) of this Section 2, a special meeting of shareholders shall be held on the date and at the time and place set by the Chairman of the Board, Chief Executive Officer, President or Board of Trustees, whoever has called the meeting. Subject to subsection (b) of this Section 2, a special meeting of shareholders shall also be called by the Secretary of the Trust to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than 51% of all the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”).

(b) Shareholder-Requested Special Meetings.

(1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record

Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

(2) In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less the Special Meeting Percentage shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Trust which are owned (beneficially or of record) by each such shareholder and (iii) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within fifteen days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within fifteen days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 2(b).

(5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the Chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the Chairman of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Board of Trustees, Chairman of the Board or President may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (i) five Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

SECTION 3. Place of Meetings.

(a) Unless the Declaration or these Bylaws provide otherwise, meetings of shareholders shall be held at such place as is set from time to time by the Board of Trustees, or the Board of Trustees may determine that the meeting not be held at any place but instead be held by means of remote communication.

(b) Notwithstanding anything to the contrary in these Bylaws, the Board of Trustees or a committee of the Board of Trustees authorized for such purpose may determine at any time, including, without limitation, after the calling of any meeting of shareholders, that any meeting of shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication; provided that, at the request of a shareholder delivered reasonably in advance of the meeting, the Board of Trustees shall provide a place for shareholders to attend the meeting if and as required by applicable law. Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been sent to shareholders that participation by shareholders in the meeting shall or may be conducted by means of remote communication, notice thereof may be provided at any time by press release or any other means of public communication or as otherwise required by applicable law. Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these Bylaws and may vote at such a meeting. Subject to any guidelines and procedures that the Board of Trustees may adopt, any meeting at which shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, unless otherwise permitted by applicable law or regulation:

(1) The Trust shall implement, at the direction of the President or the President’s designee, reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a shareholder or proxy holder;

(2) The Trust shall implement, at the direction of the President or the President’s designee, reasonable measures to provide the shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and

(3) In the event any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

SECTION 4. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each shareholders’ meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each shareholder entitled to vote at the meeting and each other shareholder not entitled to vote who is entitled to notice of the meeting. Any notice given by the Trust to a shareholder is effective if given by a single notice, in writing or by electronic transmission, to all shareholders who share an address if the Trust gives notice, in writing or by electronic transmission, to the shareholder of its intent to give a single notice, and the shareholder consents to receiving a single notice or fails to object in writing within 60 days after the Trust gives notice to the shareholder of its intent to give a single notice. A shareholder may revoke consent given, whether affirmative or implied, by written notice to the Trust. The notice shall state the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and may vote at the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a shareholder when it is personally delivered to the shareholder, left at the shareholder’s residence or usual place of business, mailed to the shareholder at the shareholder’s address as it appears on the records of the Trust or transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. If the Trust has received a request from a shareholder that notice not be sent by electronic transmission, the Trust may not provide notice to the shareholder by electronic transmission. Notice given by electronic transmission shall be considered ineffective if the Trust is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for giving notice. The inadvertent failure to deliver any notice by electronic transmission does not invalidate any meeting or other action. An affidavit of the Secretary, an Assistant Secretary, the transfer agent or other agent of the Trust that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting in person or by proxy, or who before or after the meeting submits a written waiver or waiver by electronic transmission that is filed with the records of the meeting.

SECTION 5. Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals.

(a) Annual Meetings of Shareholders.

(1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 5(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 5(a).

(2) For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 5, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and any such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 5 and shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 5(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made; provided, however, that such notice for the first annual meeting of shareholders following the public offering of shares of beneficial interest of the Trust shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 90th day prior to such annual meeting of shareholders and not later than the close of business on the later of the 60th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3) Such shareholder’s notice shall set forth:

(i) as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”),

(1) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; and

(2) whether such shareholder believes any such Proposed Nominee is, or is not, an “interested person” of the Trust, as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “1940 Act”), and information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any authorized officer of the Trust, to make such determination (including, without limitation, whether such Proposed Nominee may have a “material business or professional relationship” with the Trust, its principal executive officer, the investment adviser and principal underwriter of the Trust, the principal executive officer of such investment adviser or principal underwriter, or any controlling person of such investment adviser or principal underwriter, any other fund with the same investment adviser or principal underwriter, and the principal executive officer of such other fund);

(ii) as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii) as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,

(A) the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such share or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,

(C) whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed-end investment company (a “Peer Group Company”) for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 5(a) and any Proposed Nominee,

(A) the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and

(vi) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business.

(4) Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee that has not been disclosed to the Trust, (b) will serve as a Trustee of the Trust if elected and (c) consents to the Trust’s or Board of Trustees’ use of a background check with the scope and depth consistent with that previously used by the Trust or Board of Trustees; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request by the shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded, or would be necessary to establish that the Proposed Nominee satisfies the Trustee qualifications as set forth in Section 1 of Article III of these Bylaws).

(5) Notwithstanding anything in this subsection (a) of this Section 5 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 5(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(6) For purposes of this Section 5, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 2(a) of this Article II for the purpose of electing Trustees, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 5 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 5. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 5, is delivered to the Secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 5 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 5. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 5, and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 5 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 5.

(2) Only such individuals who are nominated in accordance with this Section 5 shall be eligible for election by shareholders as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 5. The Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 5. The Chairman of the meeting may refuse to acknowledge a nomination or any other business proposed to be brought before the meeting by any shareholder that is not made in accordance with this Section 5, and such nomination or proposal shall be considered invalid.

(3) For purposes of this Section 5, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 5, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, provided that shareholders are entitled to vote on the matter pursuant to the Declaration or the 1940 Act. Nothing in this Section 5 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(5) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the Chairman of the meeting, if the shareholder giving notice as provided for in this Section 5 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a Trustee or the proposed business, as applicable, such matter shall not be considered at the meeting.

SECTION 6. Quorum; Voting. Except as otherwise provided by statute or by the Declaration, the presence in person or by proxy of shareholders of the Trust entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the shareholders. A majority of the votes entitled to be cast in the election of Trustees shall be required to elect a Trustee. A majority of the votes cast at a meeting at which a quorum is present is sufficient to approve any other matter which properly comes before the meeting, unless a different vote is required by statute or the Declaration. The shareholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7. Postponement; Adjournment. The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 5(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in these Bylaws. Whether or not a quorum is present, any meeting of the shareholders convened on the date for which it was called may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken, by the Chairman of the meeting. At any postponed or adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting as originally called.

SECTION 8. Organization and Conduct. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and, within each rank, in their order of seniority, the Secretary, the Assistant Secretaries in their order of rank and, within each rank, in their order of seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The Secretary or, in the case of a vacancy in the office or absence of the Secretary, an Assistant Secretary or an individual appointed by the Board of Trustees or the Chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of shareholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Trustees or the Chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters or procedure at any meeting of shareholders shall be determined by the Chairman of the meeting. The Chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the Chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the Chairman of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the Chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.

SECTION 9. Proxies. A shareholder may vote the shares of beneficial interest he, she or it owns of record either in person or by written proxy signed by the shareholder or by his, her or its duly authorized agent. Shareholders may authorize others to act as proxies by means of facsimile signatures, electronic transmissions, internet transmissions and other reasonable means authorized or accepted by the Trust, subject to the reasonable satisfaction of the Trust that the shareholder has authorized the creation of the proxy. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

SECTION 10. Fixing of Record Date for Determining Shareholders Entitled to Vote at Meeting. The Board of Trustees shall set a record date for the purpose of determining shareholders entitled to vote at any meeting of the shareholders. The record date for a particular meeting shall be not more than ninety (90) or fewer than ten (10) days before the date set for such meeting of shareholders (without regard to any postponement or adjournment thereof). All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to notice of and to vote at such meeting and any postponement or adjournment thereof.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned; provided, however, that, in the event that a new record date is set for any postponed or adjourned meeting, any proxy received by the Trust from a shareholder who was a shareholder of record on both the record date originally set for the meeting and the new record date for such meeting shall remain in full force and effect unless explicitly revoked by the applicable shareholder. For the avoidance of doubt, whether or not a quorum is present, any meeting of the shareholders of the Trust may be postponed or adjourned from time to time with respect to one or more matters to be considered at such meeting to a designated date which may be more than 120 days after the date initially set for the meeting, without notice other than by either (i) press release or (ii), with respect to an adjournment, announcement at the meeting at which the adjournment is taken, by action of the Chairman of the meeting without any action by shareholders on the matter of adjournment.

SECTION 11. Inspectors. The Board of Trustees may, in advance of any meeting of shareholders, appoint one (1) or more inspectors to act at the meeting or at any postponement or adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his, her or its duties, shall, if required by the Chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his, her or its ability. The inspectors, if appointed, shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to fairly conduct the election or vote. On request of the Chairman of the meeting or any shareholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Trustee or candidate for the office of Trustee shall act as inspector of an election of Trustees. Inspectors need not be shareholders of the Trust.

SECTION 12. Consent of Shareholders in Lieu of Meeting. Except as otherwise provided by statute or the Declaration, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed in paper or electronic form with the records of shareholder meetings.

ARTICLE III

BOARD OF TRUSTEES

SECTION 1. General Powers and Qualifications. Except as otherwise provided in the Declaration, the business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under authority of the Board of Trustees except as conferred on or reserved to the shareholders by law, by the Declaration or by these Bylaws.

To qualify as a nominee for election as a Trustee and to be elected as a Trustee, an individual, at the time of nomination and election unless a majority of the Board of Trustees then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Trustee or the free flow of information among Trustee or between the Trust’s investment adviser and the Board of Trustees:

(a) shall have at least five years’ experience in either investment management, economics, public accounting, business or law, or shall have other substantial expertise, experience or relationships relevant to the business of the Trust in the determination of the Nominating Committee or the Board of Trustees;

(b) shall, at the time the individual is nominated or elected, serve as a Trustee of no more than five (5) companies having securities registered under the Exchange Act or 1940 Act or treated as public reporting companies under any comparable regulatory regime (investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose);

(c) shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof;

(d) shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business, nor shall be subject to any “proceeding,” as defined in Form ADV adopted under the Investment Advisers Act of 1940, as amended, that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph;

(e) shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(a) of the 1940 Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the 1940 Act) being ineligible, in the absence of an exemptive order under Section 9(c) of the 1940 Act, to serve or act in the capacity of employee, officer, Trustee, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company;

(f) shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that, in the absence of an exemptive order under Section 9(c) of the 1940 Act, would permit, or could reasonably have been expected or would reasonably be expected to permit the Securities and Exchange Commission by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, Trustee, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter; and

(g) only with respect to individuals nominated or elected to serve as disinterested Trustee, shall not be an “interested person,” as defined under Section 2(a)(19) of the 1940 Act, of the Trust.

The Nominating Committee of the Board of Trustees, or in the absence thereof, the entire Board of Trustees, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under this Section 1 shall not be eligible for nomination or election as a Trustee.

SECTION 2. Number, Election and Term of Trustees. The number of Trustees constituting the entire Board of Trustees may be changed from time to time by a majority of the entire Board of Trustees; provided, however, that the number of Trustees shall in no event be fewer than that required by law, nor more than twenty-five (25). The Board of Trustees shall be classified in the manner set forth in the Declaration. The Trustees shall be elected at the annual meeting of the shareholders, except as provided in Section 4 of this Article III, and each Trustee elected shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed as provided by statute or the Declaration. Any Trustee nominated for re-election as a Trustee who fails to receive the requisite vote for re-election at an annual meeting of shareholders, and whose successor has neither been elected nor qualified, shall holdover and shall continue to be considered “elected” by shareholders for purposes of applicable law, including Maryland law and the 1940 Act. Except as otherwise provided by applicable law, such holdover Trustee shall continue to serve as Trustee until he or she has received the requisite vote for re-election at a meeting of shareholders or until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed as provided by statute or the Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to the Declaration at the time of the decrease.

SECTION 3. Resignation. A Trustee of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees or the Chairman of the Board or the President or the Secretary of the Trust. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

SECTION 4. Vacancies. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder. Except as may be provided in the Declaration and by the Board of Trustees in setting the terms of any class or series of preferred shares of beneficial interest and subject to the 1940 Act, any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum. Any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

SECTION 5. Place of Meetings. Meetings of the Board may be held at any place that the Board of Trustees may from time to time determine or that is specified in the notice of the meeting, or by means of remote communication, if so designated by the Board.

SECTION 6. Regular Meetings. A meeting of the Board of Trustees shall be held as soon as practicable after the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by notice, the time and place of regular meetings of the Board of Trustees without other action other than notice.

SECTION 7. Special Meetings. Special meetings of the Board of Trustees may be called by two (2) or more Trustees of the Trust or by the Chairman of the Board or the President.

SECTION 8. Notice of Special Meetings. Notice of each special meeting of the Board of Trustees shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting, or that the meeting is being held by means of remote communication, and shall be delivered to each Trustee, either personally or by telephone or other standard form of telecommunication or electronic transmission, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Trustee at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

SECTION 9. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any Trustee who shall, either before or after the meeting, deliver a written waiver or an electronic transmission of a waiver of notice that is filed with the records of the meeting or who shall attend the meeting. The attendance of the Trustee at a special meeting shall constitute waiver of notice of such meeting, except (i) where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened or (ii) as specified in writing by such Trustee.

SECTION 10. Quorum and Voting. A majority of the entire Board of Trustees shall constitute a quorum for the transaction of business, provided that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration or these Bylaws, the vote of a majority or other percentage of a specified group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group. Except as otherwise expressly required by statute, the Declaration or these Bylaws, the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board. The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum. If enough Trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of a majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration or these Bylaws.

SECTION 11. Organization. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President (if he is a Trustee), or, in his absence or inability to act, another Trustee chosen by a majority of the Trustees present, shall act as Chairman of the meeting and preside at the meeting. The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

SECTION 12. Committees. The Board of Trustees may designate one (1) or more committees of the Board of Trustees, including an executive committee, an audit committee, an investments committee and a valuation committee, each consisting of one (1) or more Trustees. To the extent provided in the resolutions adopted by the Board of Trustees, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Trustees. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Trustees when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of an absent member.

SECTION 13. Written Consent of Trustees in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, in paper or electronic form, are filed with the minutes of the proceedings of the Board or committee.

SECTION 14. Telephone Conference. Members of the Board of Trustees or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which the 1940 Act, and the rules thereunder, require the approval of Trustees by vote cast in person at a meeting.

SECTION 15. Compensation. Each Trustee shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Trustees, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Trustees may also be reimbursed by the Trust for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

SECTION 16. Ratification. The Board of Trustees or the shareholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

SECTION 17. Emergency Provisions. Notwithstanding any other provision in the Declaration or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees, (i) a meeting of the Board of Trustees or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.

SECTION 18. Governance. The Board of Trustees may from time to time require all its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality while such persons serve as a Trustee, including a consent to the Trust’s or the Board of Trustees’ use of a background check with the scope and depth consistent with that previously used by the Trust or Board of Trustees, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.

ARTICLE IV

OFFICERS, AGENTS AND EMPLOYEES

SECTION 1. Number and Qualifications. The officers of the Trust shall be a Chairman, a President, a Secretary, a Treasurer, an Assistant Secretary and an Assistant Treasurer, each of whom shall be elected by the Board of Trustees. The Board of Trustees may elect or appoint a Chairman of the Board of Trustees, and one (1) or more Vice Presidents and may also appoint any other officers, assistant officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify in more than one (1) capacity any instrument required by law to be executed, acknowledged or verified by more than one officer. Officers shall be elected by the Board of Trustees each year, each to hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed, as provided in these Bylaws. The Board of Trustees may from time to time elect such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and may appoint, or delegate to the President the power to appoint, such agents as may be necessary or desirable for the business of the Trust. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

SECTION 2. Resignations. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Trust may be removed by the Board of Trustees with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Trustees. Removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Trust shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to the office.

SECTION 5. Compensation. The compensation of the officers of the Trust shall be fixed by the Board of Trustees, but this power may be delegated to any officer with respect to other officers under his control.

SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Trust shall give a bond or other security for the faithful performance of his or her duties, in an amount and with any surety or sureties as the Board may require.

SECTION 7. Chairman of the Board of Trustees. The Chairman of the Board of Trustees shall be the chief executive officer of the Trust and shall have, subject to the control of the Board of Trustees, general and active management and supervision of the business, affairs, and property of the Trust and its several officers and may employ and discharge employees and agents of the Trust, except those elected or appointed by the Board, and he or she may delegate these powers. The Chairman shall preside at all meetings of the shareholders and of the Board of Trustees. He or she shall execute on behalf of the Trust all instruments requiring such execution except to the extent that signing and execution thereof shall be required by the President of the Trust or shall be expressly delegated by the Board of Trustees to some other officer or agent of the Trust.

SECTION 8. Vice-Chairman of the Board of Trustees. Any Vice-Chairman of the Board of Trustees shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Trustees. He or she shall have and exercise all the powers and authority of the Chairman of the Board in the event of the Chairman’s absence or inability to act or during a vacancy in the office of Chairman of the Board. He or she shall also have such other duties and responsibilities as shall be assigned to him or her by the Chairman or the Board of Trustees.

SECTION 9. President. The President shall, in the absence of the Chairman and any Vice-Chairman of the Board of Trustees, preside at all meetings of the shareholders and Trustees. He or she shall have and exercise all the powers and authority of the Chairman of the Board in the event of the Chairman’s and Vice-Chairman’s absence or inability to act or during a vacancy in the offices of Chairman and Vice-Chairman of the Board. He or she shall sign and execute all instruments required to be signed and executed by the President of the Trust. He or she shall also have such other duties and responsibilities as shall be assigned to him or her by the Chairman or the Board of Trustees.

SECTION 10. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Trustees or the Chairman of the Board may from time to time prescribe.

SECTION 11. Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Trustees, the Treasurer shall have charge of all receipts and disbursements of the Trust and shall have or provide for the custody of the Trust’s funds and securities; he or she shall have full authority to receive and give receipts for all money due and payable to the Trust, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he or she shall deposit all funds of the Trust, except those that may be required for current use, in such banks or other places of deposit as the Board of Trustees may from time to time designate; and, in general, he or she shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him or her by the Board of Trustees or the Chairman of the Board.

SECTION 12. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Chairman of the Board or the Board of Trustees, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Chairman or the Board of Trustees may from time to time prescribe.

SECTION 13. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Trustees, the committees of the Board and the shareholders;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) be custodian of the records and the seal of the Trust and affix and attest the seal to all share certificates of the Trust (unless the seal of the Trust on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Trust under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Trustees or the Chairman of the Board.

SECTION 14. Assistant Secretaries. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Chairman of the Board or the Board of Trustees, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Trustees may from time to time prescribe.

SECTION 15. Delegation of Duties. In case of the absence of any officer of the Trust, or for any other reason that the Board of Trustees may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Trustee.

ARTICLE V

SHARES OF BENEFICIAL INTEREST

SECTION 1. Share Certificates. The Board of Trustees may determine to issue certificated or uncertificated shares of beneficial interest and other securities of the Trust. For certificated shares of beneficial interest, each holder of a share of beneficial interest of the Trust shall be entitled upon specific written request to such person as may be designated by the Trust to have a certificate or certificates, in a form approved by the Board, representing the number of shares of beneficial interest of the Trust owned by him, her or it; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of beneficial interest of the trust shall be signed by or in the name of the Trust by the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Trust. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Trust with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

SECTION 2. Share Ledger. There shall be maintained a share ledger containing the name and address of each shareholder and the number of shares of beneficial interest of each class the shareholder holds. The share ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the share ledger shall be kept at the principal office of the Trust or at any other office or agency specified by the Board of Trustees.

SECTION 3. Transfers of Shares. Transfers of shares of beneficial interest of the Trust shall be made on the share records of the Trust only by the registered holder of the shares, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

SECTION 4. Regulations. The Board of Trustees may authorize the issuance of uncertificated securities. If share certificates are issued, the Board of Trustees may make any additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of beneficial interest of the Trust. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of beneficial interest to bear the signature or signatures of any of them.

SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of beneficial interest of the Trust shall immediately notify the Trust of its loss, destruction or mutilation and the Trust may issue a new share certificate in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate to give to the Trust a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Trustees, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The Board (or, to the extent permitted by law, a Board committee or an officer of the Trust so empowered by the Board) may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Trust, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common shares of beneficial interest or other securities, as the record date for the determination of the shareholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

SECTION 1. Indemnification of Trustees and Officers. Any person who was or is made a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former Trustee or officer of the Trust, or is or was serving while a Trustee or officer of the Trust at the request of the Trust as a Trustee, officer, partner, trustee, employee, agent or fiduciary of another Trust, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Trust against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland Statutory Trust Act (the “Act”), the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, as those statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Trust or any shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”). Any repeal or modification of the 1933 Act, the 1940 Act or these Bylaws shall not in any way diminish any rights to indemnification hereunder except as required by law. The right to indemnification provided by the Declaration and these Bylaws shall vest immediately upon election of a Trustee or officer.

SECTION 2. Advances. Any current or former Trustee or officer of the Trust claiming indemnification within the scope of this Article VI shall be entitled to advances from the Trust for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Trust Law, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Trust a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Trust has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Trust for his undertaking; (b) the Trust is insured against losses arising by reason of the advance; or (c) a majority of a quorum of Trustees of the Trust who are neither “interested persons” as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceeding (“disinterested non-party Trustees”), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification. The right to advance of expenses provided by the Declaration and these Bylaws shall vest immediately upon election of a Trustee or officer.

SECTION 3. Procedure. At the request of any current or former Trustee or officer, or any employee or agent whom the Trust proposes to indemnify, the Board of Trustees shall determine, or cause to be determined, in a manner consistent with the Act, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force, whether the standards required by this Article VI have been met; provided, however, that, unless otherwise provided in any agreement relating to indemnification between a person to be indemnified and the Trust, indemnification shall be made only following: (a) a final decision on the merits by a court or other body of competent jurisdiction before whom the proceeding was brought, finding that the person to be indemnified was not liable by reason of disabling conduct and entitled to indemnification hereunder or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct and entitled to indemnification hereunder, by (i) the vote of a majority of a quorum of disinterested non-party Trustees or (ii) if such quorum is not obtainable or even if obtainable, if such majority so directs, an independent legal counsel in a written opinion.

SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or Trustees of the Trust may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article VI to the extent permissible under the Maryland General Trust Law, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Trustees or by contract.

SECTION 5. Other Rights. The indemnification provided by this Article VI shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested Trustees or otherwise, both as to action by a Trustee or officer of the Trust in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6. Insurance. The Trust shall have the power to purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or who, while a Trustee, officer, employee or agent of the Trust, is or was serving at the request of the Trust as a Trustee, officer, partner, trustee, employee, agent or fiduciary of another Trust, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Trust for liabilities against which it would not have the power to indemnify him under this Article VI or applicable law.

ARTICLE VII

GENERAL

SECTION 1. SEAL. The seal of the Trust shall be circular in form and shall bear the name of the Trust, the year of its formation, the words “Seal” and “Maryland” and any emblem or device approved by the Board of Trustees. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. In lieu of affixing the seal, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Trust.

SECTION 2. Electronic Transmission. An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by the recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

SECTION 3. Provisions in Conflict with Law or Regulation.

(a) The provisions of these Bylaws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or with other applicable binding laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

(c) If and to the extent that any provision of the Act, or any provision of the Declaration or these Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control.

ARTICLE VIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any Trustee, officer or other employee of the Trust to the Trust or to the shareholders of the Trust, (c) any action asserting a claim against the Trust or any Trustee, officer or other employee of the Trust arising pursuant to any provision of the Trust Act, the Declaration or these Bylaws or federal law, including the 1940 Act, or (d) any other action asserting a claim against the Trust or any Trustee, officer or other employee of the Trust that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

ARTICLE IX

AMENDMENTS

The Board of Trustees shall have the exclusive power, at any time, to adopt, amend or repeal any provision of these Bylaws and to make new Bylaws, subject to the requirements of the 1940 Act; provided, however, that no amendment of these Bylaws shall affect any right of any person under Article VI hereof based on any event, omission or proceeding prior to the amendment. These Bylaws may not be amended by the shareholders of the Trust.